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                                                                  [EXHIBIT 99.9]


                             CONSENT TO DESIGNATION


                Consent of Walter L. Weisman Pursuant to Rule 438


                  I hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming a part of the within Registration Statement of my designation as a member of the Supervisory Board of Fresenius Medical Care AG.

                                                   /s/ Walter L. Weisman
                                                   -----------------------------
                                                   Walter L. Weisman


New York, New York
July 29, 1996